                                                                    Exhibit 10.1

                      BACK OUT AGREEMENT - AQUATIC / TITAN
                                   Dec 1, 2005


                              AGREEMENT TO BACK OUT
                              ---------------------
             OF THE PURCHASE OF WORKING INTERST AS SET FORTH IN THE
             ------------------------------------------------------
                          PURCHASE AND SALE AGREEMENT
                          ---------------------------
            Dated July 30, 2004 and the Amendment Dated June 1, 2005
            --------------------------------------------------------
                                      Made
                                 By and Between
                      Aquatic Cellulose International Corp
                      ------------------------------------

                                       And

           Titan Oil and Gas, Inc. (Formerly Titan Consolidated Inc.)
           ----------------------------------------------------------

THIS BACK OUT AGREEMENT is made and entered into effective the 1st day of December, 2005, by and between AQUATIC CELLULOSE INTERNATIONAL CORPORATION, a Nevada corporation, with offices at 2504-43rd Street Suite 5, Vernon, B.C. Canada, V1T 6L1, herein referred to as "Aquatic" and TITAN OIL AND GAS, INC.(FORMERLY TITAN CONSOLIDATED INC.) a Nevada corporation, maintaining offices at The Petroleum Center, Suite E-104, 900 NE Loop 410, San Antonio, Texas 78209, herein referred to as "Titan" and,

WHEREAS, said reference is made to a certain Purchase & Sale Agreement made between the parties dated July 30, 2004 and its subsequent amendment dated June 1, 2005, and that Titan wishes to exercise its right to back out of its arrangement to purchase the said working interests in accord with the terms set forth in the amendment dated June 1, 2005 and the terms stated herein.

AGREEMENT TO "BACK OUT" OF PURCHASE AND SALE:

        1. Titan agrees to exercise its right, as set forth in the First Amendment to Purchase and Sale Agreement of July 30, 2004 dated June 1, 2005, to back out of the arrangement to purchase working interest in Aquatic's Prado field or Wharton Viking 3D interest in Wharton County Texas, working interest that Aquatic is entitled to as per Aquatic's exclusive agreement with New Century Energy Corp dated January 1, 2005.

CONSIDERATION TO TITAN:

        2. Aquatic agrees to reimburse Titan a total amount in the aggregate of $100,000 (one hundred thousand dollars). Titan agrees that after receiving the final payment due and payable on December 1, 2005, of $20,000 (twenty thousand dollars) that Titan will make no claims of any kind regarding Aquatic properties, revenue or assets. TITAN FURTHER AGREES THAT IMMEDIATELY UPON RECEIPT OF THIS FINAL PAYMENT A LETTER OF ACKNOWLEDGMENT, THE FORM OF WHICH IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A, WILL BE SIGNED AND FAXED TO AQUATIC, FAX NUMBER
                (250) 558-3846.

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                      BACK OUT AGREEMENT - AQUATIC / TITAN
                                   Dec 1, 2005


        3. Aquatic also agrees that they relinquish any and all claims to or rights to participate in any gas or oil leases, shares of Titan stock, working interests, current or future projects originating from any consultant, contract or employee of Titan, or any ongoing share in revenues that Titan currently owns or might own in the future, including those from the Kosciusko #1 and Stanley oil and gas wells.

        4. Aquatic agrees to relinquish any rights to current agreements with Pete Maupin

        5. Aquatic agrees to hold Titan and its officers, directors and shareholders harmless from any person, corporation or entity associated with Aquatic who may attempt to challenge or subvert this agreement in any way.

CONSIDERATION TO AQUATIC:

        6. Titan agrees that any funds that Aquatic has received by way of cash or the sale of stock to third parties in excess of the reimbursement paid to Titan as stated in item 2 above, shall be designated as a cancellation or "back out" penalty as provided for in the First Amendment to Purchase and Sale Agreement of July 30, 2004 dated June 1, 2005.

        7. Titan agrees that they have no claim to or rights to participate in any gas or oil leases, shares of Titan stock, working interests, current or future projects, or any ongoing share in revenues that Aquatic currently owns or might own in the future, including the working interest and revenues from Prado field and Wharton Viking 3D interest in Wharton County Texas, as per Aquatic's exclusive agreement with New Century Energy Corp. dated January 1, 2005.

        8. Titan agrees that they have no further claim for compensation regarding the payments made or the 47,300,000 (forty seven million three hundred thousand) shares that were issued to Aquatic for the purchase of the working interest.

        9. Titan agrees to hold Aquatic and its officers, directors and shareholders harmless from any person, corporation or entity associated with Titan who may attempt to challenge or subvert this agreement in any way.

REPRESENTATIONS BY TITAN:

        10. Titan warrants to Aquatic that is has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this agreement and that Titan is not in a significantly disparaging position.

        11. Titan warrants to Aquatic that Mr. Kent Jacobson is authorized to sign this agreement on behalf of Titan and its officers, directors and shareholders.

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                      BACK OUT AGREEMENT - AQUATIC / TITAN
                                   Dec 1, 2005


REPRESENTATIONS BY AQUATIC:

        12. Aquatic warrants to Titan that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this agreement and that Aquatic is not in a significantly disparaging position.

        13. Aquatic warrants to Titan that Mr. Sheridan Westgarde is authorized to sign this agreement on behalf of Aquatic and its officers, directors and shareholders.


IN WITNESS WHEREOF, THIS AMENDMENT SHALL BE EFFECTIVE AS OF December 1, 2005.

EXECUTED This __1st_ Day of December, 2005.


AQUATIC CELLULOSE                                     TITAN OIL & GAS, INC.
INTERNATIONAL CORP

/s/ Sheridan B. Westgarde                             /s/ Kent Jacobson
--------------------------                            --------------------------
Sheridan B. Westgarde, CEO                            Kent Jacobson, CEO

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                      BACK OUT AGREEMENT - AQUATIC / TITAN
                                   Dec 1, 2005


EXHIBIT A
                            (Affix Titan Letterhead)




Sheridan Westgarde
Chief Executive Officer
Aquatic Cellulose International Corp
2504 43rd St. Vernon, BC, Canada
V1T 6L1



        Dear Mr. Westgarde;

        This letter is to confirm that the final payment of $20,000 (twenty thousand dollars) has been received by Titan and that the total aggregate of $100,000 (one hundred thousand dollars) has now been received by Titan in full.






TITAN OIL and GAS, INC
/s/ Kent Jacobson
-----------------------
Kent Jacobson
Chief Executive Officer